UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2013 (March 11, 2013)

OPTIMUMBANK HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Florida	000-50755	55-0865043
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2477 East Commercial Boulevard, Fort Lauderdale, FL 33308

(Address of Principal Executive Offices) (Zip Code)

954-776-2332

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On March 12, 2013, OptimumBank Holdings, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Filing”) with the Securities and Exchange Commission to announce the appointment of a new principal financial officer.

This Current Report on Form 8-K/A (the “Amendment”) amends and replaces Item 5.02 of the Original Filing in its entirety in order to correct and supplement the information contained therein. No other changes have been made to the Original Filing and this amendment should be read in conjunction with Exhibit 99.1 of the Original Filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)	Appointment of a new principal financial officer

On March 11, 2013, Jeffrey T. Wagner, 58, was appointed as Chief Financial Officer of OptimumBank Holdings, Inc. (the “Company”) and its subsidiary bank, OptimumBank, subject to regulatory approval. Prior to joining the Company, from 2007 to 2012, Mr. Wagner served as Chief Financial Officer, Treasurer and Senior Vice President of Florida Business Bank, a $114 million community bank located in Melbourne, Florida. From 2002 to 2006, Mr. Wagner was President and owner of Jeff Wagner Consulting LLC, a consulting firm located in Columbus, Ohio, specializing in business plans, consolidation planning, modeling, settlements, growth planning and other assignments, as well as providing interim or part-time chief financial officer services. From 1980 to 2002, he served in various capacities, including Senior Vice President, Director of Planning and Analysis, for Huntington Bancshares, a $56.4 billion publicly traded bank holding company headquartered in Columbus, Ohio.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ Thomas A Procelli
Thomas A Procelli
March 13, 2013		Chief Operating Officer